Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Dave Pugh (317) 361-9892 or david.pugh@elancoah.com

Media Contact: Colleen Parr Dekker (317) 989-7011 or colleen.dekker@elancoah.com

Elanco Announces Changes to Simplify Organizational Structure, Drive Profitable Growth and Focus Investments on Growth and Innovation Opportunities

•	Streamlining and simplifying organizational structure to reduce complexity and focus investments in priority areas that drive growth and innovation.

•	Eliminating approximately 380 positions, including approximately 20% of Elanco’s senior management, creating a fourth quarter 2021 charge to GAAP net income of $65 million to $71 million and generating approximately $70 million in savings once fully realized to support delivery of the company’s adjusted gross margin and adjusted EBITDA expansion goals.

•	Savings of approximately $60 million in 2022 will help offset added inflation costs, drive incremental productivity savings, and enable concentrated investments driving growth and innovation.

•	These moves are part of Elanco’s company-wide productivity agenda to maintain its value creation trajectory since the Bayer Animal Health acquisition.

GREENFIELD, Ind. (November 30, 2021) Elanco Animal Health Incorporated (NYSE: ELAN) today announced proposed structural changes to simplify the organization as it best positions the company to create long-term value.

The changes are intended to reduce organizational complexity, increase productivity, and enable investment in the highest growth and innovation opportunities, helping to offset previously disclosed higher cost pressures and maintaining the company’s current path to 60% adjusted gross margin by 2023 and 31% adjusted EBITDA margin by 2024. The moves include:

•	Consolidating commercial operations for Elanco International and Elanco Europe into one organization under the leadership of Ramiro Cabral, executive vice president and president Elanco International.

•	Consolidating marketing efforts to simplify and reduce duplication by integrating the centralized marketing organization and concentrating investments in focus brands, digital capabilities, product launches and China.

•	Transforming and simplifying the R&D organizational structure to narrow its focus and concentrate investments on accelerating delivery of the company’s late-stage Pet Health pipeline, while continuing to build the long-term pipeline.

•	Continuing adjustments throughout the remainder of the organization to help drive operational efficiency without directly affecting customer-facing roles.

The restructuring will eliminate approximately 380 positions around the world, including reducing Elanco’s senior management by approximately 20%. As part of the senior management reduction, executive committee members Racquel Harris Mason, executive vice president and Chief Marketing Officer, Dirk Ehle, executive vice president and president Elanco Europe, and Joyce Lee, executive vice president and president U.S. Pet Health and Commercial Operations will exit the company on December 31, 2021. The company expects to name a new leader for an expanded U.S. Pet Health role in the future.

“Elanco nears the end of 2021 with momentum, consistently achieving our commitments over the past four quarters while executing against our priorities of driving innovation, creating stronger growth and delivering our company-wide productivity agenda to increase profitability,” said Jeff Simmons, president and CEO, Elanco. “I want to thank Racquel, Dirk and Joyce for the important role they played as we integrated Bayer Animal Health. Their leadership and knowledge helped speed the combination of the companies, quickly putting the business on a path of greater disciplined execution and delivery. With that strong foundation, we are well positioned to further streamline our structure today and remove additional cost, allowing us to shift resources into areas of greatest opportunity.”

The company expects to record a fourth quarter 2021 pre-tax charge for severance costs of between $86 million to $94 million in connection with this restructuring, reducing fourth quarter reported GAAP net income by $65 million to $71 million and earnings (loss) per share by approximately $0.13 to $0.15. Updated fourth quarter and full year 2021 GAAP guidance for net income and earnings per share is provided in the chart below. The restructuring charge does not impact the company’s adjusted (non-GAAP) expectations, as previously disclosed on November 5, 2021. The compensation and benefits savings in 2022 are anticipated to be approximately $60 million, and once fully implemented, are expected to provide annual savings of approximately $70 million.

A percentage of these savings are expected to be reinvested in key growth areas, including advancing leadership in digital capabilities, driving focus brands, supporting product launches and increasing investment in the rapidly growing Chinese market. A portion of these savings was part of the $300 million value capture commitment associated with the Bayer Animal Health acquisition and a portion is incremental. Even including the cash cost of this restructuring, the company continues to expect it will reach its net leverage target of less than 3x by the end of the first quarter of 2024.

“While actions that impact our team are always difficult, it is imperative that we simplify our organization and focus on delivering customer value to meet our commitments to improve our profitability, even in the midst of increasing inflationary and supply chain costs,” said Todd Young, executive vice president and CFO. “We look forward to sharing our financial guidance for 2022 during our fourth quarter 2021 earnings call in February, where we intend to provide more specific details on how these savings are expected to help offset inflation and drive increased EBITDA.”

2021 Full Year (dollars in millions, except per share amounts)	Impact from the Charge			New Q4 2021 Guidance			New FY 2021 Guidance
Reported Net Loss	$(71)	to	$(65)	$(136)	–	$(95)	$(476)	–	$(425)
Reported Earnings per Share	$(0.15)	to	$(0.13)	$(0.29)	–	$(0.20)	$(1.06)	–	$(0.96)

There is no change to the 2021 full year guidance disclosed on November 5, 2021 for revenue of $4,730 to $4,770 million, adjusted EBITDA of $1,035 million to $1,075 million and adjusted earnings per share of $0.97 to $1.03.

ABOUT ELANCO

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders, and society as a whole. With nearly 70 years of animal health heritage, we are committed to helping our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching Life and our Elanco Healthy Purpose™ Sustainability/ESG Pledges – all to advance the health of animals, people and the planet. Learn more at www.elanco.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the anticipated cost savings and expenses related to the restructuring, expected synergies, reduction of debt and leverage, the company’s 2021 full year and fourth quarter guidance and long-term expectations regarding Elanco’s profitability. Forward-looking statements are based on the company’s current expectations and assumptions regarding the company’s business, the economy and other future conditions, including but not limited to the company’s ability to successfully implement the restructuring, including its ability to realize the anticipated benefits within the expected time frames or at all; and the impact of the restructuring on the company’s ability to serve its customers, execute its strategy and attract and retain employees.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market, and regulatory conditions, including but not limited to the following:

•	heightened competition, including from generics;

•	the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;

•	changes in regulatory restrictions on the use of antibiotics in farm animals;

•	our ability to implement the company’s business strategies or achieve targeted cost efficiencies and gross margin improvements;

•	consolidation of the company’s customers and distributors;

•	an outbreak of infectious disease carried by farm animals;

•	the impact on the company’s operations, the supply chain, customer demand, and the company’s liquidity as a result of the COVID-19 global health pandemic;

•	the success of the company’s research and development (R&D) and licensing efforts;

•	misuse, off-label or counterfeiting use of the company’s products;

•	unanticipated safety, quality or efficacy concerns and the impact of identified concerns associated with the company’s products;

•	the impact of weather conditions and the availability of natural resources;

•	use of alternative distribution channels and the impact of increased or decreased sales to the company’s channel distributors, resulting in fluctuation in the company’s revenues;

•	manufacturing problems and capacity imbalances;

•	challenges to the company’s intellectual property rights or alleged violation of rights of others;

•	risks related to the company’s presence in foreign markets;

•	breaches of the company’s information technology systems;

•	the company’s ability to complete acquisitions and successfully integrate the businesses it acquires, including Kindred Biosciences, Inc. and the animal health business of Bayer AG (Bayer Animal Health);

•	the terms, timing, or structure of any separation of the microbiome R&D platform, including whether it will be consummated at all, and whether the operational and strategic benefits of such transaction can be achieved, including whether the uncertainty of announcing the separation initiative will have adverse impacts on the employees, customers and suppliers related to the platform;

•	the effect of the company’s substantial indebtedness on its business;

•	the uncertainties inherent in research related to product safety and additional analyses of existing safety data;

•	actions by regulatory bodies, including as a result of their interpretation of studies on product safety;

•	unfavorable publicity results from media reports on the company’s products;

•	public acceptance of the company’s products;

•	fluctuations in the company’s business results due to seasonality and other factors; and

•	the impact of litigation, regulatory investigations, and other legal matters.

For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the company’s latest Form 10-K and subsequent Form 10-Qs filed with the Securities and Exchange Commission. Although the company has attempted to identify important risk factors, there may be other risk factors not presently known to the company or that it presently believes are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this press release. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this press release. The company cautions you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Any forward-looking statement made by the company in this press release speaks only as of the date thereof. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for the company to predict all of them. The company undertakes no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

Use of Non-GAAP Financial Measures

The company uses non-GAAP financial measures, such as expected adjusted net (income) loss and adjusted EPS, to assess and analyze its operational results and trends as explained in more detail in the reconciliation table later in this release.

The company believes these non-GAAP financial measures are useful to investors because they provide greater transparency regarding its operating performance. Reconciliation of non-GAAP financial measures and reported GAAP financial measures are included in the tables accompanying this press release and are posted on the company’s website at www.elanco.com. The primary material limitations associated with the use of such non-GAAP measures as compared to U.S. GAAP results include the following: (i) they may not be comparable to similarly titled measures used by other companies, including those in the company’s industry, (ii) they exclude financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating the company’s performance, value or prospects for the future, (iii) they exclude items or types of items that may continue to occur from period to period in the future and (iv) they may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to the company’s long-term operations. These non-GAAP measures are not, and should not be viewed as, substitutes for U.S. GAAP reported measures. The company encourages investors to review its unaudited condensed consolidated and combined financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating the company’s performance, value and prospects for the future, and non-GAAP measures as supplemental measures.

Reconciliation of 2021 full year reported EPS guidance to adjusted EPS guidance is as follows:

	Full Year 2021 Guidance
Reported Earnings per Share	$(1.06)	to	$(0.96)
Cost of sales(1)		$0.13
Amortization of intangible assets		$1.14
Asset impairment, restructuring, and other special charges(2)	$1.30	to	$1.33
Other (income) expense, net		$(0.02)
Subtotal	$2.54	to	$2.58
Tax impact of adjustments		$(0.55)
Total Adjustments to Earnings per Share	$1.99	to	$2.03
Adjusted Earnings per Share(3)	$0.97	to	$1.03

Numbers may not add due to rounding.

(1) Cost of sales adjustment is related to the amortization of inventory fair value adjustments recorded from the acquisition of Bayer Animal Health.

(2) Asset impairment, restructuring, and other special charges adjustments are primarily related to integration efforts and other related activities, including severance.

(3) Adjusted EPS is calculated as the sum of reported EPS and total adjustments to EPS.

Reconciliation of 2021 full year reported net loss to adjusted EBITDA guidance is as follows:

$ millions	Full Year 2021 Guidance
Reported Net Loss	$(476)	to	$(425)
Net interest expense	$240	to	$245
Income tax provision	$(163)	to	$(146)
Depreciation and amortization	$715	to	$720
EBITDA	$321	to	$389
Non-GAAP Adjustments
Cost of sales	Approx. $60
Asset impairment, restructuring, and other special charges	$664	to	$631
Other (income) expense, net	$(10)	to	$(5)
Adjusted EBITDA	$1,035	to	$1,075
Adjusted EBITDA Margin	22%	to	22.5%